Exhibit 10.49

AFFINION GROUP HOLDINGS, INC.

2007 STOCK AWARD PLAN

RETENTION AWARD AGREEMENT

THIS RETENTION AWARD AGREEMENT (the “Agreement”), is made, effective as of the ____ day of March, 2015 (hereinafter the “Date of Grant”), between Affinion Group Holdings, Inc., a Delaware corporation, (the “Company”), and __________ (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Affinion Group Holdings, Inc. 2007 Stock Award Plan, as amended (the “Plan”), pursuant to which retention awards may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant a retention award, subject to the terms set forth herein (the “Award”).

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Retention Award. The Company hereby grants to the Participant, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan, on the Date of Grant an Award consisting of ________ retention units (“RUs”) and a cash retention award equal to $_________ (the “CRA”).  On any given date, the value of each RU shall equal the Fair Market Value of one share of Common Stock.  The RUs shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”).   The Award shall vest and settle in accordance with Section 3 hereof.

2. Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s legal representative in respect of any questions arising under the Plan or this Agreement.

3. Terms and Conditions. The number of RUs and the amount of the CRA granted to the Participant that will actually vest and be settled shall be determined on the basis of the Participant’s continued service with the Company as set forth in Section 3(a) hereof.

(a) Service Vesting. The RUs and the CRA shall vest in two (2) substantially equal installments on each of March 15, 2016 and March 15, 2017 (each such date, a “Vesting Date”), subject to the Participant’s continued service with the Company on each applicable Vesting Date.

(b) Settlement. To the extent the RUs and the CRA become vested in accordance with Section 3(a) above on a given Vesting Date, (i) with respect to the RUs that become vested on such Vesting Date, the Company shall issue and deliver to the Participant (and upon such settlement, the RUs shall cease to be credited to the Account) one share of Common Stock for each such RU, subject to applicable withholding taxes, and (ii) with respect to the portion of the CRA that becomes vested on such Vesting Date, the Company shall pay to the Participant an amount in cash equal to the vested portion of the CRA, subject to applicable withholding taxes, in each case, as soon as practicable following the Vesting Date but in no event later than the sixtieth (60th) day following the Vesting Date (such date, the “Settlement Date”).

(c) Restrictions. The Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of decent and distribution or as otherwise permitted by the Committee) and may not be subject to lien, garnishment, attachment or other legal process.  The Participant acknowledges and agrees that, with respect to the Award, the Participant has no voting rights with respect to the Company unless and until the RUs subject to the Award are settled in shares of Common Stock pursuant to Section 3(b) hereof.

(d) Effect of Termination of Services. If the Participant’s service with the Company terminates for any reason, any then unvested portion of the Award shall be forfeited without further consideration to the Participant.  For the avoidance of doubt, in the event that the Participant’s service with the Company terminates other than for Cause after the applicable Vesting Date but prior to the applicable Settlement Date, the RUs and the portion of the CRA that become vested on such Vesting Date will remain payable on such Settlement Date.  In the event that the Participant’s service with the Company terminates for Cause, any then unpaid portion of the Award, whether vested or unvested, shall be forfeited without further consideration to the Participant.

(e) Dividend Equivalents. If any cash or in-kind dividends are paid with respect to the shares of Company Common Stock underlying the RUs prior to the applicable Vesting Date for such portion of the Award, the Company shall pay to the Participant an amount (either in cash or shares of Common Stock, as determined by the Committee) without interest, upon the Settlement Date for such portion of the Award, as if each RU subject to the Award were one share of Common Stock.  For the avoidance of doubt, dividend equivalents shall not be payable with respect to the CRA portion of the Award.

(f) Compliance With Securities Laws. The Company will not be required to issue any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws or regulations.  Prior to the issuance of any shares pursuant to this Agreement, the Company may require that the Participant (or the Participant’s legal representative upon the Participant’s death or disability) enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement or otherwise.  The Company may also delay issuance of shares of Common Stock hereunder to the extent set forth in Treasury Regulation section 1.409A-2(b)(7).  Any shares acquired by the Participant may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

(g) Taxes. Upon the settlement of the Award in accordance with Section 3(b) hereof, the Participant shall recognize taxable income in respect of the Award and the Company shall report such taxable income to the appropriate taxing authorities in respect of the Award as it determines to be necessary and appropriate.  The Company shall have the right to require the Participant to remit to the Company, or to withhold from amounts payable to the Participant, as compensation or otherwise (including, without limitation, in settlement of RUs and the CRA granted hereunder), an amount sufficient to satisfy all federal, state and local withholding tax requirements, as applicable.  The Participant shall satisfy any required withholding obligation with respect to the CRA in cash and with respect to the RUs by having the Company withhold shares of Common Stock acquired in connection with the settlement of such RUs.

(h) Rights as a Stockholder. Upon and following settlement of the Award on each applicable Settlement Date, the Participant shall be the record owner of any shares of Common Stock delivered upon such settlement unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company (including voting rights), subject in each event to the Company’s Management Investor Rights Agreement.  Prior to settlement in shares on the Settlement Date, as applicable, the Participant shall not be deemed for any purpose to be the owner of shares of Common Stock underlying the Award.

(i) Committee Authority. Notwithstanding anything herein to the contrary, the Committee shall have sole and plenary authority to make any and all determinations necessary for the proper administration of the Plan and the Award granted hereunder.  All determinations by the Committee shall be final and binding on the Company and the Participant.

4. Miscellaneous.

(a) General Assets. Amounts credited to the Participant’s Account under this Agreement, if any, shall continue for all purposes to be part of the general assets of the Company.  The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

(b) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Affinion Group Holdings, Inc.
6 High Ridge Park Road
Stamford, CT 06905
Facsimile: (203) 956-1206
Attention: Executive Vice President, Human Resources

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) No Rights to Continue Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e) Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.  By signing this Agreement and accepting the Award hereunder, the Participant acknowledges and agrees that any rights and entitlements the Participant may have under that certain Performance Incentive Award Agreement, dated on or about April 1, 2014, are hereby extinguished.

(h) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(k) Lock-Up Agreement. The Participant hereby agrees that the Participant will not, without the prior written consent of the managing underwriter of the Company’s initial public offering pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “IPO”), during the period provided for in the Management Investor Rights Agreement, as referenced above (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer, directly or indirectly, any shares of Common Stock received by the Participant upon settlement of the RUs (“RU Shares”) held immediately prior to the effectiveness of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the RU Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of RU Shares or other securities, in cash or otherwise.

(f) Settlement Restriction. Notwithstanding any other provision of the Plan or this Agreement to the contrary, prior to the Restriction Release Date (as defined below), the Company may restrict the settlement of the Award in shares of Common Stock if, at the time of such settlement, the Company has more than 450 “holders of record” (as understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock.  The limitations set forth in the immediately preceding sentence shall not prohibit: (i) settlement of the Award in shares of Common Stock if, immediately prior to the settlement, the Participant is a holder of record of shares of Common Stock or (ii) settlement of the Award in shares of Common Stock so long as after giving effect to such settlement the Company has no more than 450 holders of record of Common Stock. In the event that the settlement of the Award is restricted pursuant to the foregoing, the Committee may provide that settlement of the Award will be made in cash in lieu of shares of Common Stock.  For purposes of this Agreement, “Restriction Release Date” shall mean the date on which the Company has a class of equity securities registered under Section 12(b) or Section 12(g) of the Exchange Act.

(g) Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall either be exempt from the requirements of Code Section 409A, or shall comply with the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Code Section 409A.  If the Participant notifies the Company (with specificity as to the reason therefor) that the Participant believes that any provision of this Agreement  would cause the Participant to incur any additional tax or interest under Code Section 409A or the Company independently makes such determination, the Company shall, after consulting with the Participant, reform such provision (or award of compensation or benefit) to attempt to comply with or be exempt from Code Section 409A through good faith modifications to the minimum extent reasonably appropriate.  To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Participant and the Company without violating the provisions of Section 409A. Notwithstanding the foregoing, none of the Company, its Affiliates, officers, directors, employees, or agents guarantees that this Agreement complies with, or is exempt from, the requirements of Code Section 409A and none of the foregoing shall have any liability for the failure of this Agreement to comply with, or be exempt from, such requirements.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

[Name of Participant]